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                                                                      Exhibit 5


               [Letterhead of Parr Waddoups Brown Gee & Loveless]





                              October 22, 1999


The Board of Directors of Sento Corporation
808 East Utah Valley Drive
American Fork, Utah 84003


     Re: Sento Corporation Registration Statement on Form S-8 with respect to the Sento Corporation Stock Incentive Plan and the Sento Corporation 1999 Omnibus Stock Incentive Plan

Gentlemen:

     As counsel to Sento Corporation, a Utah corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed under the Securities Act of 1933, as amended, for registration of (i) 190,530 shares of Common Stock, $.25 par value, of the Company ("Common Stock") issued by the Company to date upon the exercise of options granted pursuant to the terms of the Sento Corporation Stock Incentive Plan (the "1996 Plan"), and (ii) 3,309,470 shares of Common Stock to be issued by the Company upon the exercise of options granted or to be granted pursuant to the 1996 Plan and the Sento Corporation 1999 Omnibus Stock Incentive Plan (the "1999 Plan"), we have examined the originals or certified, conformed or reproduction copies of all such records, agreements, instruments and documents as we have deemed necessary as the basis for the opinion expressed herein. In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinion hereinafter expressed, we have relied upon certificates of public officials and statements or certificates of officers or representatives of the Company and others.

     Based upon and subject to the foregoing, we are of the opinion that:

     A. The 190,530 shares of Common Stock issued by the Company to date upon the exercise of options granted pursuant to the terms of the 1996 Plan are legally issued, fully paid and nonassessable; and

     B. The 3,309,470 shares of Common Stock to be issued by the Company upon the exercise of options granted or to be granted pursuant to the 1996 Plan and the 1999 Plan, when issued in accordance with the terms and conditions of the 1996 Plan or the 1999 Plan, as

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applicable, and pursuant to the Registration Statement, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of the opinion as an exhibit to the Registration Statement.

                              Very truly yours,

                              /s/ Parr Waddoups Brown Gee & Loveless

                              PARR WADDOUPS BROWN GEE & LOVELESS